UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2014

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CLARENDON HOUSE

CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer; Resignation of Director; Appointment of Chief Executive Officer; Separation of Chairman of the Board and Chief Executive Officer

On January 14, 2014, Gerald J. Rubin, 70, notified the Board of Directors (the “Board”) of Helen of Troy Limited (the “Company”) that he is stepping down, effective January 14, 2014, as Chief Executive Officer and President of the Company to serve as Chief Executive Officer of River Oaks Properties Ltd., one of El Paso’s leading commercial real estate firms.  In connection with his departure, Mr. Rubin also resigned as a director of the Company, effective January 14, 2014.  The Board has appointed Julien R. Mininberg, 49, as Chief Executive Officer of the Company, effective March 1, 2014.  Until the effective date of Mr. Mininberg’s appointment, the Board has appointed Thomas J. Benson, currently serving as the Company’s Chief Financial Officer, to serve as Interim Chief Executive Officer.   The Board has also appointed a special Transition Committee consisting of three members.  The members consist of Gary B. Abromovitz, Deputy Chairman of the Board and Chair of the Compensation Committee and Nominating Committee, Timothy F. Meeker, Chair of the Corporate Governance Committee, and Adolpho R. Telles, Chair of the Audit Committee.  The duties of the Transition Committee will be to oversee and implement the transition of the Chief Executive Officer’s responsibilities in order to facilitate a successful succession.  Vincent D. Carson, Senior Vice President, General Counsel, and Secretary of the Company, will work directly with the Transition Committee and assist in these efforts.  The Board has also decided to separate the roles of the Chairman of the Board and the Chief Executive Officer.  Effective January 14, 2014, the Board has appointed Mr. Meeker, an independent director, to succeed Mr. Rubin as Chairman of the Board.  The Board intends to nominate Mr. Mininberg as a director of the Company at the next annual general meeting of shareholders.

Mr. Mininberg has served as the Chief Executive Officer of Kaz Inc. (“Kaz”), a wholly-owned subsidiary of the Company since December 2010.  Kaz comprises the Healthcare / Home Environment segment of the Company, which is the Company’s largest business segment.  Mr. Mininberg joined Kaz in 2006 serving as Chief Marketing Officer and was appointed President in September 2007, where he served until he was appointed Chief Executive Officer of Kaz in September 2010.  Before joining Kaz, Mr. Mininberg worked 15 years at Procter & Gamble Co. (“P&G”), where he spent an equal amount of time in the United States and Latin America serving in a variety of capacities.  In the U.S., he worked in brand management serving as Brand Manager in P&G’s Health Care division. In Latin America, he started as Marketing Director in the Fabric & Home Care division before being promoted to Country Manager for P&G’s Home Care business in Latin America.  He then served as Country Manager for Central America overseeing all P&G business in Central America.  Mr. Mininberg earned his Bachelor’s degree and MBA from Yale University. He serves on the Board of Advisors for Yale School of Management and is President of its global Alumni Association Board of Directors.

The Compensation Committee of the Board (the “Compensation Committee”) designed a compensation package for Mr. Mininberg that it believes is closely aligned with the interests of the shareholders.  The Compensation Committee hired an independent compensation consultant, Pearl Meyer & Partner, to provide guidance and assistance in redesigning the remuneration package of the chief executive officer, as well as to provide market information and analysis for the structure of the compensation program.  In connection with the Company’s 2013 annual general meeting of shareholders, the Compensation Committee also engaged in discussions with shareholders to gain input into the compensation elements that are top concerns.  Based on the input from the shareholders and the compensation consultant, among the many changes to the compensation program of the chief executive officer, the Compensation Committee set compensation at what it believes is a market level compared to peers, established more rigorous performance goals that were not duplicative between short term and long term incentive awards and established a three year performance period for long term incentive awards.  Specifically, the Compensation Committee established a market benchmark peer group against which to compare and assess the Company’s programs and performance against similarly situated companies. In setting the compensation of Mr. Mininberg, the Compensation Committee considered each element of his compensation against peer data.  A substantial majority of Mr. Mininberg’s total compensation is variable compensation and at risk. The Compensation Committee designed Mr. Mininberg’s compensation package to include a balance of short-term incentive compensation awarded on an annual basis and long-term incentive award measured over a three-year performance period.  Both short-term and long-term incentive performance compensation of Mr. Mininberg are based off of multiple performance measures. The Compensation Committee believes that Mr. Mininberg’s compensation package is responsive to shareholder input and reflective of the marketplace.  The Compensation Committee plans to continue to engage shareholders to obtain feedback on the executive compensation program prior to the filing of the Company’s proxy statement filing for the 2014 annual general meeting of shareholders.

Employment Agreement

On January 14, 2014, Helen of Troy Nevada Corporation, a Nevada corporation and a wholly-owned subsidiary of  the Company, and the Company entered into an Employment Agreement with Julien Mininberg (the “Employment Agreement”), effective March 1, 2014.  Pursuant to the Employment Agreement, Mr. Mininberg will serve as the Company’s Chief Executive Officer for a fixed term through March 1, 2016, subject to earlier termination by either party.  The Employment Agreement will not automatically renew at the end of the term.

Compensation

Base Salary. The Employment Agreement provides that Mr. Mininberg is eligible to receive an annual base salary of $900,000.

Annual Incentive Bonus.  With respect to fiscal year 2015, Mr. Mininberg will be eligible for an annual performance bonus (the “Fiscal 2015 APB”) payable in cash under the Helen of Troy Limited 2011 Annual Incentive Plan (the “2011 Bonus Plan”) targeted at $1,800,000, with the opportunity to earn up to $2,970,000 and a threshold achievement payout of $900,000.  The Fiscal 2015 APB will be based on the achievement of adjusted net income growth (based on net income without asset impairment charges) and net sales growth.  Eighty percent (80%) of the Fiscal 2015 APB will be based on the achievement of the net income growth performance measure and twenty percent (20%) of the Fiscal 2015 APB will be based on the achievement of the net sales growth performance measure.  If the adjusted net income growth threshold is not achieved, no Fiscal 2015 APB will be earned or payable.  Mr. Mininberg will not be entitled to a bonus with respect to any performance measure if the threshold amount associated with such performance measure is not achieved.  After fiscal year 2015, Mr. Mininberg will be eligible for annual incentive compensation awards under the 2011 Bonus Plan or any successor plan as determined by the Compensation Committee.

Long-Term Incentive Compensation. With respect to fiscal year 2015, Mr. Mininberg will be eligible to receive long-term incentive award for a three year performance period ending February 28, 2017, pursuant to the Helen of Troy Limited 2008 Stock Incentive Plan (the “2008 Stock Plan”).  Pursuant to the Employment Agreement, this award will be in the form of a grant of restricted stock units (the “Fiscal 2015 LTPB”).  The Fiscal 2015 LTPB is targeted at $1,500,000, with the opportunity to earn up to $3,000,000 and a threshold achievement payout of $750,000.  The Fiscal 2015 LTPB will be based on the achievement of adjusted earnings per share growth (based on earnings per share without asset impairment charges), adjusted cash flow productivity and relative total shareholder return.  Fifty percent (50%) of the Fiscal 2015 LTPB will be based on the achievement of the adjusted earnings per share growth performance measure, twenty-five percent (25%) of the Fiscal 2015 LTPB will be based on the achievement of the adjusted cash flow productivity performance measure and twenty-five percent (25%) of the Fiscal 2015 LTPB will be based on the achievement of the relative total shareholder return performance measure.  Mr. Mininberg will not be entitled to a bonus with respect to any performance measure if the threshold amount associated with such performance measure is not achieved.  After fiscal year 2015, Mr. Mininberg will be eligible for long-term incentive compensation awards under the 2008 Stock Plan or any successor plan as determined by the Compensation Committee.  Mr. Mininberg will also continue to be entitled to receive any award granted pursuant to the terms and conditions of the Kaz, Inc. 2011 Long-Term Incentive Plan and earned prior to the date of the Employment Agreement.

Other Benefits.  Mr. Mininberg will also be eligible to participate in all existing benefit plans and perquisites generally available to the registrant’s senior executives.  Under the Employment Agreement, Mr. Mininberg is entitled to participate in various benefit plans available to all employees of the Company, such as a 401(k) plan (including matching contributions), group medical, group life and group dental insurance, as well as vacation and paid holidays.  In addition, the Employment Agreement provides that the Company must pay or reimburse Mr. Mininberg for reasonable travel and other expenses incurred by him in performing his obligations under the Employment Agreement.

Life Insurance.  Mr. Mininberg and the Company have previously entered into an Endorsement Split Dollar Agreement (the “Insurance Agreement”), which provides for a life insurance policy issued by the Lincoln National Life Insurance Company in the amount of $5,000,000 on the life of Mr. Mininberg (the “Policy”).  The Company currently owns and is obligated to pay premiums of $125,000 per annum on the Policy until May 11, 2018.  Pursuant to the Employment Agreement and effective May 18, 2014, the Company has agreed to transfer ownership of and assign all rights under the Policy to Mr. Mininberg.  The Policy currently has a cash surrender value of approximately $354,000.  As a result of the transfer, the Company will no longer have any obligations (including the payment of premiums) with respect to the Policy or under the Insurance Agreement with respect to the Policy.

Employment Termination

The Employment Agreement provides for certain payments and benefits upon Mr. Mininberg’s termination of employment, as described below:

•                  Death or Disability.  If Mr. Mininberg’s employment is terminated by reason of death or disability, then he (or his estate) will be entitled receive (1) any portion of unpaid base salary earned but not yet paid to him as of the date of termination, (2)  any unpaid incentive payment earned by Mr. Mininberg with respect to any award under the 2011 Bonus Plan or the 2008 Stock Plan and vested prior to the effective date of termination, (3) a pro rata bonus for the year in which his death or disability occurred, as determined by the Compensation Committee in its reasonable discretion, and (4) any death or disability benefits under the life insurance and disability programs of the Company and its subsidiaries to which he is entitled.

•·               Termination by Company For Cause or by Mr. Mininberg Other Than For Good Reason.  If Mr. Mininberg’s employment is terminated for cause by the Company or other than for good reason by Mr. Mininberg, then he will be entitled to receive (1) any portion of unpaid base salary earned but not yet paid to him as of the date of termination and (2)  any unpaid incentive payment earned by Mr. Mininberg with respect to any award under the 2011 Bonus Plan or the 2008 Stock Plan and vested prior to the effective date of termination.

•                  Termination by Mr. Mininberg For Good Reason or by Company Other Than For Cause.  If Mr. Mininberg’s employment is terminated by Mr. Mininberg for good reason or by the Company other than for cause, then he will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the date of termination (except that no benefit or other compensation with respect to any awards under 2011 Bonus Plan or the 2008 Stock Plan shall be payable), (2) a single payment in the amount of $4,000,000 payable in eighteen (18) equal installments commencing on the first payroll date that is at least 60 but not more than 75 days after the date of termination and on a monthly basis thereafter, and (3) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Mininberg and his family for a maximum of 18 months after the date of termination or until Mr. Mininberg is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.  All payments and benefits due to Mr. Mininberg, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Mininberg’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Employment Agreement.

The Employment Agreement does not contain the provision of any payment or vesting of awards that are linked to a change of control of the Company.   Notwithstanding the time frames for payment of severance benefits noted above, in the event that Mr. Mininberg is a specified employee (as defined within Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”)) at the time of his termination of employment, any amounts that are not otherwise exempt from Section 409A may be delayed for a six month period following such a termination.

Restrictive Covenants

In consideration for the payment and benefits provided under the Employment Agreement, Mr. Mininberg is subject to under the Employment Agreement reasonable and necessary restrictive covenants to protect the Company, including restrictions on post-termination disclosure of confidential information, competitive activity and solicitation of the Company’s employees.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Separation Agreement

On January 14, 2014, the Company entered into a separation agreement with Gerald Rubin (the “Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Rubin ceased serving as the Company’s Chief Executive Officer and President and resigned as a director of the Company, effective January 14, 2014, but will remain an employee of the Company until February 28, 2014.  Pursuant to the Separation Agreement, Mr. Rubin’s employment with the Company will be considered a termination without cause under the terms of his employment agreement with the Company dated September 13, 2011.  As a result, in connection with  the termination of his employment, Mr. Rubin will only receive the amounts or payments due to him under the employment agreement for a termination of employment without cause as of February 28, 2014.  The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the text of the Separation Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 7.01              Regulation FD.

On January 15, 2014, the Company issued a press release announcing the departure of Gerald R. Rubin as Chief Executive Officer and President of the Company, the resignation of Mr. Rubin as a director of the Company, the appointment of Thomas J. Benson as Interim Chief Executive Officer and the appointment of Timothy F. Meeker as Chairman of the Board, each effective January 14, 2014.  The press release also announces the appointment of Julien R. Mininberg as Chief Executive Officer of the Company effective March 1, 2014.

The press release issued on January 15, 2014, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Employment Agreement among Helen of Troy Nevada Corporation, Helen of Troy Limited and Julien Mininberg, dated January 14, 2014.

10.2	Separation Agreement among Helen of Troy Nevada Corporation, Helen of Troy Limited, Helen of Troy Limited (a Barbados company) and Gerald J. Rubin, dated January 14, 2014.

99.1	Press release issued January 15, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: January 16, 2014	/s/ Thomas J. Benson
Thomas J. Benson
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement among Helen of Troy Nevada Corporation, Helen of Troy Limited and Julien Mininberg, dated January 14, 2014.

10.2	Separation Agreement among Helen of Troy Nevada Corporation, Helen of Troy Limited, Helen of Troy Limited (a Barbados company) and Gerald J. Rubin, dated January 14, 2014.

99.1	Press release issued January 15, 2014.